UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
__________________________________

Date of Report (Date of earliest event reported): September 6, 2016
SAEXPLORATION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-35471 (Commission file number)
27-4867100 (IRS Employer Identification No.)
1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079 (Address of principal executive offices) (Zip Code)
(281) 258-4400 (Company's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation
On August 3, 2016, the Board of Directors of SAExploration Holdings, Inc. (the “Company”) adopted resolutions authorizing an amendment and restatement to the Second Amended and Restated Certificate of Incorporation (the “Existing Certificate of Incorporation”) of the Company to effect a number of changes contemplated by the Restructuring Support Agreement as well as additional changes to the Existing Certificate of Incorporation meant to update it to reflect latest market practices for similarly situated companies.
On August 4, 2016, the Third Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”) was approved by the written consent of the Company’s stockholders holding a majority of the outstanding shares of Common Stock entitled to vote as of August 3, 2016. The New Certificate of Incorporation became effective upon its filing with the Secretary of State of the State of Delaware on September 6, 2016.
In addition to immaterial, conforming and technical changes, the New Certificate of Incorporation will have the effects described below.

1.	Registered Office
The New Certificate of Incorporation updates the address of the Company’s registered office to 1675 S. State St., Suite B, Kent County, Dover, Delaware 19901 and its registered agent to Capitol Services, Inc.
This change updated the Company’s current registered office and agent from the Company’s former registered office and agent.

2.	Authorized Shares
The New Certificate of Incorporation states that the total authorized number of shares of any class of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.
Previously, the Board of Directors also approved such an increase or decrease.

3.	Voting
The New Certificate of Incorporation states that each holder of Common Stock will be entitled to one vote for each share of Common Stock, subject to any rights granted to any future holders of preferred stock and any effect of Section 2.9 of the By-Laws of the Company (the “By-Laws”).
This change corresponds with an amendment to the Company’s previous By-laws, which adopted a new Section 2.9 thereof.

4.	Dividends
The New Certificate of Incorporation states that, subject to any rights of future holders of preferred stock, dividends may be declared and paid on the Common Stock at the discretion of the Board of Directors.
Previously, the power to declare dividends resided in the By-Laws and not the Certificate of Incorporation.

5.	Dissolution, Liquidation or Winding Up
The New Certificate of Incorporation states that, subject to any rights of future holders of preferred stock, holders of Common Stock will be entitled to receive the assets of the Company ratably in proportion to the number of shares held by them in the case of a dissolution, liquidation or winding up of the Company.
Previously, this right resided in the By-Laws and not the Certificate of Incorporation.

6.	Elimination of Class Structure

The New Certificate of Incorporation de-classifies the Board of Directors and requires that all directors be elected on an annual basis beginning at the 2016 Annual Meeting, at which time all the terms of the current directors will expire.
Previously, the Board of Directors was divided into three classes whose members were elected once every three years.

7.	Vacancies
The New Certificate of Incorporation states that any vacancies on the Board of Directors may be filled by an affirmative vote of a majority of the remaining members; provided, that for so long as Whitebox Advisors LLC or BlueMountain Capital Management, LLC (each, a “Principal Stockholder”) hold at least ten percent (10%) of the outstanding Common Stock, if there is a vacancy of a director nominated by either of these Principal Stockholders, then the nominating Principal Stockholder is entitled to nominate a successor to such director and the Company and Board of Directors must take all actions necessary to facilitate the appointment of the person as promptly as practicable.
Previously, any vacancies on the Board of Directors may be filled by the vote of a majority of the remaining directors then in office (although less than a quorum) or by the sole remaining director.

8.	Limited Liability
The New Certificate of Incorporation broadens the limitation of liability of directors.
Previously, the Existing Certificate of Incorporation, while generally stating that the directors would not be personally liable to the Company or its stockholders, listed a series of exceptions to this general rule. As is common for Delaware corporations, the New Certificate of Incorporation states that the directors will not be personally liable to the Company or its stockholders to the maximum extent allowed under the DGCL.

9.	Indemnification
The New Certificate of Incorporation broadens the indemnification provided to a Covered Person (as defined in the New Certificate of Incorporation) to expressly provide:

•
indemnification to Covered Persons to the maximum extent permitted by applicable law, against all liability and losses suffered and expenses (including attorney’s fees) reasonably incurred by such Covered Person who is made a party to any Proceeding (as defined in the New Certificate of Incorporation) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans;

•	the prepayment of expenses (including attorney’s fees) to the extent not prohibited by applicable law;

•
that if a claim for indemnification or advancement of expenses is not paid in full within 30 days, the Covered Person may file to suit to recover the unpaid amount and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim;

•	that the rights provided in the indemnification provision are not exclusive; and

•
that the Company is the indemnitor of first resort and if any third party pays or causes to be paid the indemnifiable amounts then the third party shall be fully subrogated to all rights of the Covered Person with respect to such payment, and the Company will fully indemnify, reimburse and hold harmless such third party for all such payments actually made by the third party.

The New Certificate of Incorporation also specifies that any amendment or repeal of this provision will not adversely affect any right or protection in respect of any act or omission occurring prior to the time of the amendment or repeal. Finally, the Company may also advance expenses and indemnify persons other than Covered Persons to the extent permitted by applicable law.
Previously, the Existing Certificate of Incorporation contained an indemnification provision stating that indemnification will be provided to the full extent permitted.

10.	Corporate Opportunities
The New Certificate of Incorporation renounces any interest or expectancy by the Company in, or in being offered an opportunity to participate in, business opportunities that are presented to any of the Principal Stockholders, their respective affiliates, managed investment funds or portfolio companies or any of their respective officers, directors, agents, stockholders, members, partners, employees, or any director designated for nomination by the Principal Stockholders unless, in the case of any such person who is a director or officer of the Company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Company.
This provision is an addition to the New Certificate of Incorporation.

11.	Amendments
The New Certificate of Incorporation requires the consent of any Principal Stockholder that holds at least ten percent (10%) of the outstanding Common Stock to amend either the Vacancy or Corporate Opportunity provisions described above. In addition, the New Certificate of Incorporation requires that amendments to the By-Laws must be adopted by an affirmative vote of a majority in voting power of the shares of stock entitled to vote thereon; provided for so long as any Principal Stockholder that holds at least ten percent (10%) of the outstanding Common Stock, consent from any such Principal Stockholder is required to amend their rights pursuant to Section 2.9, Section 3.3(b), Article IV, Article VI or Section 7.7 of the By-Laws.
Previously, the Board of Directors did not require the consent of Principal Stockholders to amend the above-mentioned sections of the By-Laws or the above-mentioned provisions of the Certificate of Incorporation.

12.	Delaware
The New Certificate of Incorporation adopts Delaware as the exclusive jurisdiction for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-Laws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware. If the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the federal district court for the District of Delaware.
This provision is an addition to the New Certificate of Incorporation.

13.	Severability
The New Certificate of Incorporation adds a severability provision to make clear that if any provision of the New Certificate of Incorporation is held to be invalid, illegal or unenforceable, such provisions in any other circumstance and of the remaining provisions shall not be affected or in any way impaired thereby. It is also made clear that the provisions of the New Certificate of Incorporation (including any provision held to be invalid, illegal or unenforceable) will be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability to the fullest extent permitted by law.
This provision is an addition to the New Certificate of Incorporation.

The summary of the changes in the New Certificate of Incorporation as set forth in this Item 5.03 does not purport to be complete and is qualified in its entirety by reference to the text of the New Certificate of Incorporation, a copy of which is being filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.
On September 8, 2016, the Company issued a press release announcing that the Company will present at the Pareto Securities’ 23rd Annual Oil & Offshore Conference at the Holmenkollen Park Hotel in Oslo, Norway on Wednesday, September 14, 2016. A copy of the press release is attached as Exhibit 99.1.
The information in this Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 8.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This report contains “forward-looking statements” within the meaning of the U.S. federal securities laws, with respect to the Company’s financial condition, results of operations, cash flows and business, and expectations or beliefs concerning future events. These forward-looking statements can generally be identified by phrases such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although the Company believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise. Some of the important factors that could cause actual results to differ materially from the Company’s expectations are discussed below. All written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements.
You should refer to the risk factors from the Company’s Quarterly Report on Form 10-Q filed on August 12, 2016, for the period ended June 30, 2016 for specific risks which would cause actual results to be significantly different from those expressed or implied by any of the Company’s forward-looking statements. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this report are cautioned not to place undue reliance on the forward-looking statements.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1 99.1	Third Amended and Restated Certificate of Incorporation of SAExploration Holdings, Inc. Press release dated September 8, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 8, 2016                SAExploration Holdings, Inc.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1 99.1	Third Amended and Restated Certificate of Incorporation of SAExploration Holdings, Inc. Press release dated September 8, 2016.